Exhibit 99.1

                         BIO-KEY REPORTS RECORD REVENUES

                       NEW CONTRACTS AND PARTNERSHIPS MARK
             TRANSITION TO COMMERCIALIZATION OF BIOMETRIC TECHNOLOGY

Minneapolis, Minnesota--October 28, 2003-- BIO-key International, Inc. (OTC Bulletin Board: BKYI - News), the leader in finger-based biometric identification technology for identity management security solutions, announced today that it achieved record revenues for its third quarter ending September 30, 2003. Revenues for the quarter were $150,000 representing over a 10-fold increase, from the previous quarter's $13,020.

"Our third quarter revenue results reflect an important milestone in the company's history as it marks the official transition of Bio-key to a revenue generating company," said Mike DePasquale, BIO-key's CEO. "Our significant increase in revenue reflects the growing interest in our cutting-edge fingerprint biometric technology."

For the past several years, Bio-key has invested more than $25 million to develop the industry's most accurate and scalable finger-based biometric technology. BIO-key's patented VST open technology is the only technology that is vendor independent and is able to seamlessly operate with most industry finger-based hardware scanning devices. VST has unmatched capability, not only in highly accurate one-to-one authentication applications, but has unparalleled capability for one-to-many identification solutions with the ability today to scale to one million records.

In August, at the annual BiometriTech Conference, Bio-key was the recipient of the "Best of Show Award" for it's WEB-key 2.2 product with its elegant
architecture,   processing  speed,   unrivaled  scalability  and  its  matchless
accuracy. During the quarter, the company also announced new contracts and strategic partnerships with premier integrators such as Oracle, Northrop Grumman, HP, and SAFlink. The company also announced that it became a qualified supplier under the GSA contract.

"It is exciting to be part of the Company as it evolves into a revenue generating business and see how the pieces are successfully coming together," said Tom Colatosti, BIO-key's Chairman. "The homeland security market for our products is huge and identity theft is a $50 billion a year problem. We have magnificent patented technology that is the envy of the industry. We have unrivaled quality partners and a growing pipeline of domestic and international sales opportunities in commercial and government markets. Our very talented technical and marketing team is second to none. These are some of the ingredients that have us so optimistic about the future".

ABOUT BIO-KEY

BIO-key develops and licenses advanced biometric finger identification technologies that are cost effective, scalable and easy to deploy. BIO-key products provide "True User Identification(TM)" for the prevention of data and identity theft while preventing false aliases. BIO-key pioneered the only finger

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identification  algorithm  that  has  been  certified  by the  ICSA,  and  today
continues  that   innovation  by  offering  cost   effective,   high-performance
one-to-many finger and one-to-one identification solutions that provide security and positive identification for both government and enterprise applications. (http://www.bio-key.com)

BIO-KEY SAFE HARBOR STATEMENT

This news release contains forward-looking statements that are subject to certain risks and uncertainties that may cause actual results to differ materially from those projected on the basis of these statements. The words "estimate," "project," "intends," "expects," "believes" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management's beliefs, as well as assumptions made by, and information currently available to, management pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. For a more complete description of these and other risk factors that may affect the future performance of BIO-key International, see "Risk Factors" in the Company's Annual Report on Form 10-KSB and its other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company also undertakes no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

CONTACT:
Albert Maruggi
612-325-8126
amaruggi@providentpartners.net